SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

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Lynx Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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LYNX THERAPEUTICS, INC.
25861 Industrial Blvd.
Hayward, California 94545

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 25, 2002

TO THE STOCKHOLDERS OF LYNX THERAPEUTICS, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Lynx Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, September 25, 2002, at 2:00 p.m., local time, at the Company’s principal executive offices, located at 25861 Industrial Blvd., Hayward, California 94545, for the following purposes:

1.	To elect directors to serve for the ensuing year and until their successors are elected.

2.	To approve the Company’s 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 600,000 shares.

3.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     The Board of Directors has fixed the close of business on August 1, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors

/s/ Edward C. Albini

Edward C. Albini Secretary

Hayward, California
August 21, 2002

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY, OR VOTE OVER THE TELEPHONE OR THE INTERNET AS INSTRUCTED IN THESE MATERIALS, AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

LYNX THERAPEUTICS, INC.
25861 Industrial Blvd.
Hayward, California 94545

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 25, 2002

INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Lynx Therapeutics, Inc., a Delaware corporation (“Lynx” or the “Company”), for use at the Annual Meeting of Stockholders to be held on Wednesday, September 25, 2002 at 2:00 p.m., local time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company’s principal executive offices, located at 25861 Industrial Blvd., Hayward, California 94545. The Company intends to mail this proxy statement and accompanying proxy card on or about August 21, 2002, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

     The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of the Company’s common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

     Only holders of record of common stock at the close of business on August 1, 2002, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on August 1, 2002, the Company had outstanding and entitled to vote 28,450,257 shares of common stock. Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

     A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented by votes at the meeting or by proxy. Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner (despite voting on at least one other proposal for which the nominee does have discretionary authority or for which the nominee has received instructions.) Abstentions will be counted towards the vote total for each proposal and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

VOTING VIA THE INTERNET OR BY TELEPHONE

     For Shares Registered in the Name of a Broker or Bank

     Stockholders may grant a proxy to vote their shares by means of the telephone or on the Internet. The law of Delaware, under which the Company is incorporated, specifically permits electronically transmitted proxies, provided that each such proxy contains or is submitted with information from which the inspectors of election can determine that such proxy was authorized by the stockholder. Most beneficial owners whose stock is held in street name receive voting instruction forms for granting proxies from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers the means to grant proxies to vote shares by means of the telephone and Internet. If your shares are held in an account with a broker or bank participating in the ADP Investor Communications Services program, you may grant a proxy to vote those shares telephonically by calling the telephone number shown on the instruction form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ web site at (www.proxyvote.com).

     General Information for All Shares Voted Via the Internet or By Telephone

     Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern time, on September 24, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

     The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

REVOCABILITY OF PROXIES

     Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company’s principal executive offices, 25861 Industrial Blvd., Hayward, California 94545, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

     The deadline for submitting a stockholder proposal for inclusion in the Company’s proxy statement and form of proxy for the Company’s 2003 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is April 18, 2003. Stockholders wishing to submit proposals or director nominations at the Company’s 2003 annual meeting must notify the Company of such proposals or nominations in writing to the Secretary of the Company not less than one hundred twenty (120) calendar days in advance of the anniversary date to this proxy statement, or by June 25, 2003. Unless a stockholder at the Company’s 2003 annual meeting of stockholders notifies the Company of such proposals or nominations prior to the meeting and in accordance with the Company’s Bylaws, the Chairman of the meeting will have discretionary authority to declare at the meeting that such matters cannot be transacted. Stockholders are also advised to review the Company’s Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations.

PROPOSAL 1

ELECTION OF DIRECTORS

     There are eight nominees for the nine Board of Directors (“Board”) positions presently authorized pursuant to the terms of the Company’s Bylaws. William K. Bowes, Jr., who is currently a director of the Company, has decided not to stand for re-election to the Board. As a result, there will be one vacancy on the Board following the Annual Meeting. Pursuant to the Company’s Bylaws, vacancies may be filled by the affirmative vote of a majority of the Board of Directors then in the office. Accordingly, proxies may not be voted for a greater number of persons than the number of nominees named below. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director’s earlier death, resignation or removal. Each nominee listed below is currently a director of the Company, five directors having been previously elected by the stockholders, and three directors, Kevin P. Corcoran, Richard P. Woychik and Marc D. Kozin, having been elected by the Board.

     Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
IN FAVOR OF EACH NAMED NOMINEE.

NOMINEES

     The names of the nominees and certain information about them are set forth below:

		Principal Position	Director
Name	Age	With The Company	Since

Craig C. Taylor(1)(2)	52	Chairman of the Board	1994
Kevin P. Corcoran	44	President, Chief Executive Officer and Director	2002
Sydney Brenner, M.B., D.Phil	75	Director and Principal Scientific Advisor	1993
Leroy Hood, M.D., Ph.D.	63	Director	2000
James C. Kitch(1)	55	Director	1993
Marc D. Kozin	40	Director	2002
David C. U’Prichard, Ph.D.(2)	54	Director	2001
Richard P. Woychik	49	Director	2002

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

     Craig C. Taylor was elected Chairman of the Board of Lynx in December 2000, has served as a director of Lynx since March 1994 and served as Acting Chief Financial Officer from July 1994 to April 1997. He has been active in venture capital since 1977, when he joined Asset Management Company, a venture capital firm. He is a general partner of AMC Partners 89 L.P., which serves as the general partner of Asset Management Associates 1989 L.P., a private venture capital partnership. He currently serves as a director of Pharmacyclics, Inc., a biotechnology company, and several private companies.

     Kevin P. Corcoran has served as a director of Lynx since July 2002. Mr. Corcoran was appointed President and Chief Executive Officer of Lynx in June 2002. He joined Lynx in September 1995 as Staff Software Engineer and from January 1999 to June 2002, Mr. Corcoran served as Vice President, Operations. Prior to joining Lynx, Mr. Corcoran held various managerial positions with Applied Biosystems, Inc., an instrumentation company, from July 1992 to September 1995. His most recent role at Applied Biosystems, Inc. was Group Leader for Genetic Analysis software. Mr. Corcoran received a B.S. in Computer Science from California State University, Hayward.

     Sydney Brenner, M.B., D.Phil., has served as a director of Lynx since October 1993. He is a distinguished Professor at the Salk Institute of Biological Studies in La Jolla, California. He served as Director and President of The Molecular Sciences Institute, a nonprofit research institute in Berkeley, California, from July 1996 to January 2001, when he retired as Director of Research. In September 1996, he retired from his position of Honorary Professor of Genetic Medicine, University of Cambridge Clinical School. From 1986 to his retirement in 1991, Dr. Brenner directed the Medical Research Council Unit of Molecular Genetics. He was a member of the Scripps Research Institute in La Jolla, California, until December 1994. Dr. Brenner is the principal inventor of Lynx’s bead-based technologies.

     Leroy Hood, M.D., Ph.D., has served as a director of Lynx since May 2000. In December 1999, he founded the Institute for Systems Biology, a private nonprofit research institute, and currently serves as the President and a director. From 1992 to 1999, he was the chair of the Molecular Biotechnology Department at the University of Washington and the William Gates III Professor of Biomedical Sciences. Dr. Hood received a M.D. from John Hopkins Medical School and a Ph.D. from the California Institute of Technology. He has been a member of the National Academy of Sciences and the American Academy of Arts and Sciences since 1982.

     James C. Kitch has served as a director of Lynx since February 1993 and as Secretary of Lynx from February 1992 to December 1997. Since 1979, Mr. Kitch has been a partner at Cooley Godward LLP, a law firm, which has provided legal services to Lynx.

     Marc D. Kozin has served as a director of Lynx since July 2002. Since 1996, Mr. Kozin has served as President of North American Practice for L.E.K. Consulting LLC, a business consulting company. In this position, he leads L.E.K.’s science strategic planning services. Mr. Kozin received a B.A. in Economics from Duke University and a M.B.A. from The Wharton School, University of Pennsylvania. He also serves as a member of the Board of Governors at New England Medical Center.

     David C. U’Prichard, Ph.D., has served as a director of Lynx since March 2001. Since September 1999, he has served as the Chief Executive Officer of 3-Dimensional Pharmaceuticals, Inc., a pharmaceutical company. From 1997 until 1999, he served as the President, Research and Development, for SmithKline Beecham Pharmaceuticals, a pharmaceutical company. Prior to joining SmithKline Beecham, from 1994 to 1997, Dr. U’Prichard served as International Research Director of Zeneca Pharmaceuticals, Inc., and, from 1991 to 1994, he managed research groups in the U.S. and U.K. at ICI Pharmaceuticals, Inc. and Zeneca, both of which are pharmaceutical companies. Dr. U’Prichard received a B.Sc. in Pharmacology from the University of Glasgow, and a Ph.D. in Pharmacology from the University of Kansas. He currently serves as a director of 3-Dimensional Pharmaceuticals and several private companies.

     Richard P. Woychik, Ph.D., has served as a director of Lynx since July 2002. Dr. Woychik joined Lynx in January 2001 as Chief Scientific Officer. Prior to joining Lynx, from 1998 to 2000, Dr. Woychik was Senior Director and Head of the Alameda Global R&D Molecular Genetics Research Center at Pfizer Inc., a pharmaceutical company. From 1997 to 1998, Dr. Woychik was a Professor in the Departments of Pediatrics, Genetics and Pharmacology and Vice Chairman for Research in Pediatrics at Case Western Reserve University, and from 1987 to 1997, he was a research scientist at the Oak Ridge National Laboratory. Dr. Woychik received a Ph.D. in Molecular Biology from Case Western Reserve University.

BOARD COMMITTEES AND MEETINGS

     During the calendar year ended December 31, 2001, the Board of Directors held three meetings and acted two times by unanimous written consent. The Board has an Audit Committee and a Compensation Committee. The Board does not have a standing Nominating Committee.

     The Audit Committee meets with the Company’s independent auditors at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained and receives and considers the auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee is currently composed of three non-employee directors: Messrs. Bowes, Kitch and Taylor. The Audit Committee met four times during such calendar year. All members of the Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards).

     The Compensation Committee reviews and recommends salaries and incentive compensation for officers and key employees. The Compensation Committee also serves as the Stock Option Committee for the Company’s 1992 Stock Option Plan, as amended, for employees of the Company and in that capacity approves employee stock option grants. The Compensation Committee is currently composed of two non-employee directors: Mr. Taylor and Dr. U’Prichard. Messrs. Bowes and Kitch served on the committee until the appointment of new members in July 2002. The Compensation Committee did not meet during such calendar year.

     During the calendar year ended December 31, 2001, all directors, except Drs. Brenner and Hood, attended at least two of the three meetings of the Board held during the period for which they were a director. In addition, Messrs. Bowes, Kitch and Taylor attended all of the meetings of the committees on which they served held during the same period.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS1

     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors of Lynx. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements for fiscal year 2001 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee by the Statement on Auditing Standards No. 61 (Communication With Audit Committees), as amended. In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees), and considered the compatibility of nonaudit services with the auditors’ independence.

     The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of the Company’s independent auditors.

     From the members of the Audit Committee:

William K. Bowes, Jr. James C. Kitch Craig C. Taylor

[1] The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 Act, as amended (the “Securities Act”), or Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

PROPOSAL 2

APPROVAL OF THE 1992 STOCK OPTION PLAN, AS AMENDED

     In July 1992, the Board adopted, and the stockholders subsequently approved, the Company’s 1992 Stock Option Plan, as amended (the “1992 Plan”). As a result of a series of amendments, as of August 1, 2002, there were 5,500,000 shares of the Company’s common stock authorized for issuance under the 1992 Plan. In May 1996, the Board adopted, and the stockholders subsequently approved, an amendment to the 1992 Plan to extend the term of the 1992 Plan until March 2006. At August 1, 2002, options covering an aggregate of 2,921,880 shares, less exercised and canceled shares, of the Company’s common stock had been granted under the 1992 Plan, and only 238,677 shares of the Company’s common stock (plus any shares that might in the future be returned to the 1992 Plan as a result of cancellations or expiration of options) remained available for future grants under the 1992 Plan.

     In July 2002, the Board approved an amendment to the 1992 Plan, subject to stockholder approval, to increase the total number of shares of the Company’s common stock authorized for issuance under the 1992 Plan from 5,500,000 to 6,100,000 shares. The Board adopted this amendment to ensure that the Company can continue to grant stock options at levels determined appropriate by the Board. During the last fiscal year, the Company granted options under the 1992 Plan (i) to current executive officers and directors to purchase 220,000 shares of common stock at exercise prices ranging from $9.06 to $10.34 per share and (ii) to all employees and consultants as a group (excluding executive officers) to purchase 460,200 shares of common stock at exercise prices ranging from $9.06 to $10.34 per share.

     Stockholders are requested in this Proposal 2 to approve the 1992 Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the 1992 Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
IN FAVOR OF PROPOSAL 2.

     The essential features of the 1992 Plan are outlined below:

GENERAL

     The 1992 Plan provides for the grant of both incentive and nonstatutory stock options. Incentive stock options granted under the 1992 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonstatutory stock options granted under the 1992 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Tax Information” for a discussion of the tax treatment of options.

PURPOSE

     The Board adopted the 1992 Plan to provide a means by which selected employees (including officers), directors and consultants of the Company and its affiliates may be given an opportunity to purchase stock in the Company, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of the Company and its affiliates. All of the approximately 140 employees, directors and consultants of the Company and its affiliates are eligible to participate in the 1992 Plan.

ADMINISTRATION

     The Board administers the 1992 Plan. Subject to the provisions of the 1992 Plan, the Board has the power to construe and interpret the 1992 Plan and to determine the persons to whom, and the dates on which, options will be granted, the number of shares of the Company’s common stock to be subject to each option, the time or times during the term of each option within which all or a portion of such option may be exercised, the exercise price, the type of consideration and other terms of the option.

     The Board has the power to delegate administration of the 1992 Plan to a committee composed of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code or solely of two or more non-employee directors in accordance with Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board may abolish such committee at any time and revest in the Board the administration of the 1992 Plan. The Board has delegated administration of the 1992 Plan to the Compensation Committee of the Board. As used herein with respect to the 1992 Plan, the “Board” refers to the Compensation Committee as well as to the Board itself.

     The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The 1992 Plan provides that, in the Board’s discretion, directors serving on the committee may be “outside directors” within the meaning of Section 162(m) of the Code. This limitation would exclude from the committee directors who are (i) current employees of the Company or an affiliate, (ii) former employees of the Company or an affiliate receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current or former officers of the Company or an affiliate, (iv) directors currently receiving direct or indirect remuneration from the Company or an affiliate in any capacity (other than director) and (v) any other person who is otherwise considered an “outside director” for purposes of Section 162(m) of the Code. The definition of an “outside director” under Section 162(m) is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Exchange Act.

ELIGIBILITY

     Incentive stock options may be granted under the 1992 Plan only to employees (including officers) of the Company and its affiliates. Employees (including officers), directors and consultants of both the Company and its affiliates are eligible to receive nonstatutory stock options under the 1992 Plan. Subject to stockholder approval of this Proposal 2, all of the Company’s directors (including specifically all non-employee directors) will also be eligible to receive nonstatutory stock options under the 1992 Plan.

     No incentive stock option may be granted under the 1992 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of the Company or any affiliate of the Company, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. In addition, the aggregate fair market value, determined at the time of grant, of the shares of the Company’s common stock with respect to which incentive stock options are exercisable for the first time by an optionholder during any calendar year (under the 1992 Plan and all other such plans of the Company and its affiliates) may not exceed $100,000. No employee may be granted options under the 1992 Plan covering more than 1,000,000 shares of the Company’s common stock during any calendar year.

STOCK SUBJECT TO THE 1992 PLAN

     Subject to this Proposal 2, an aggregate of 6,100,000 shares of the Company’s common stock is authorized for issuance under the 1992 Plan. If options granted under the 1992 Plan expire or otherwise terminate without being exercised, the shares of the Company’s common stock not acquired pursuant to such options again become available for issuance under the 1992 Plan. If any common stock acquired pursuant to the exercise of an option shall for any reason be repurchased by the Company under an invested share repurchase option provided under the 1992 Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the 1992 Plan.

TERMS OF OPTIONS

     The following is a description of the permissible terms of options under the 1992 Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

     Exercise Price; Payment. The exercise price of incentive stock options under the 1992 Plan may not be less than the fair market value of the Company’s common stock on the date of grant, and in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options under the 1992 Plan may not be less than 85% of the fair market value of the Company’s common stock the date of grant. At August 1, 2002, the closing price of the Company’s common stock as reported on the Nasdaq National Market was $0.75 per share.

     The exercise price of options granted under the 1992 Plan must be paid either (i) in cash at the time the option is exercised or (ii) at the discretion of the Board at the time of grant of the option by delivery of other shares of the Company’s common stock, pursuant to a deferred payment arrangement or in any other form of legal consideration acceptable to the Board.

     Option Exercise. Options granted under the 1992 Plan may become exercisable (“vest”) in cumulative increments as determined by the Board. Shares covered by currently outstanding options under the 1992 Plan typically vest over five years during the optionholder’s employment by, or service as a director or consultant to, the Company or an affiliate of the Company (collectively, “service”). Shares covered by options granted in the future under the 1992 Plan may be subject to different vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the 1992 Plan may permit exercise prior to vesting, but in such event the optionholder may be required to enter into an early exercise stock purchase agreement that allows the Company to repurchase shares not yet vested should the optionholder’s service terminate before vesting. To the extent provided by the terms of an option, an optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing the Company to withhold a portion of the stock otherwise issuable to the optionholder, by delivering already-owned stock of the Company or by a combination of these means.

     Term. The maximum term of options under the 1992 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options under the 1992 Plan terminate three months after termination of the optionholder’s service with the Company or any affiliate of the Company, unless (a) such termination is due to the optionholder’s permanent and total disability (as defined in the Code), in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the termination of service) at any time within 12 months of such termination; (b) the optionholder dies before the optionholder’s service has terminated or the optionholder dies within the period, if any, specified in the option agreement after the termination of the optionholder’s service for a reason other than death, in which case the option may, but need not, provide that it may be exercised (to the extent the option was exercisable at the time of the optionholder’s death) within 12 months of the optionholder’s death by the person or persons to whom the rights to such option pass by will or by the laws of descent and distribution; or (c) the option by its terms specifically provides otherwise. An optionholder may designate who may exercise the option following the optionholder’s death. Individual options by their terms may provide for exercise within a longer period of time following termination of service. The option term generally is extended in the event that exercise of the option within these periods is prohibited. An optionholder’s option agreement may provide that if the exercise of the option following the termination of the optionholder’s service would be prohibited because of the issuance of stock would violate the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), then the option will terminate on the earlier of (i) the expiration of the term of the option or (ii) three months after the termination of the optionholder’s service during which the exercise of the option would not be in violation of such registration requirements.

ADJUSTMENT PROVISIONS

     Transactions not involving receipt of consideration, such as a merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares or change in corporate structure, may change the class(es) and number of shares of the Company’s common stock subject to the 1992 Plan and outstanding options. In that event, the 1992 Plan will be appropriately adjusted as to the class(es) and maximum number of securities subject to the

1992 Plan pursuant to subsection 4(a) of the 1992 Plan and the maximum number of securities subject to award to any person pursuant to subsection 5(c) of the 1992 Plan, and outstanding options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding options.

EFFECT OF CERTAIN CORPORATE EVENTS

     In the event of a sale of substantially all of the assets of the Company, in the event of a certain specified type of asset sale, merger, consolidation or reverse merger (collectively, “corporate transaction”), any surviving or acquiring corporation shall assume any options outstanding under the 1992 Plan or substitute similar options for those outstanding under the 1992 Plan. If any surviving or acquiring corporation refuses to assume options outstanding under the 1992 Plan, or to substitute similar options, then with respect to optionholders whose service with the Company or any of its affiliates has not terminated, the vesting shall be accelerated in full and the options will terminate if not exercised at or prior to the effective date of the corporate transaction.

     The acceleration of an option is the event of a corporate transaction may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

     The Board may suspend or terminate the 1992 Plan without stockholder approval or ratification at any time. Unless sooner terminated, the 1992 Plan will terminate on March 11, 2006.

     The Board may also amend the 1992 Plan at any time or from time to time. However, no amendment will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 promulgated under the Exchange Act, or any Nasdaq or other securities exchange listing requirements. The Board may in its sole discretion submit any other amendment to the 1992 Plan for stockholder approval.

RESTRICTIONS ON TRANSFER

     The optionholder may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionholder, an incentive stock option may be exercised only by the optionholder. A nonstatutory stock option is transferable to the extent provided in the option agreement. If the option agreement for a nonstatutory stock option does not provide for transferability, then the nonstatutory stock option is not transferable except by will or by the laws of descent and distribution and is exercisable during the lifetime of the optionholder only by the optionholder. In addition, shares subject to repurchase by the Company under an early exercise stock purchase agreement may be subject to restrictions on transfer that the Board deems appropriate.

FEDERAL INCOME TAX INFORMATION

     Incentive Stock Options. Incentive stock options under the 1992 Plan are intended to be eligible for the favorable federal income tax treatment accorded “incentive stock options” under the Code.

     There generally are no federal income tax consequences to the optionholder or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionholder’s alternative minimum tax liability, if any.

     If an optionholder holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionholder upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss if the optionholder held the stock for more than one year.

     Generally, if the optionholder disposes of the stock before the expiration of either of these holding periods (a “disqualifying disposition”), then at the time of disposition the optionholder will realize taxable ordinary income equal to the lesser of (i) the excess of the stock’s fair market value on the date of exercise over the exercise price, or (ii) the optionholder’s actual gain, if any, on the purchase and sale. The optionholder’s additional gain or any loss upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on whether the stock was held for more than one year.

     To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition, the Company will generally be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.

     Nonstatutory Stock Options. Nonstatutory stock options granted under the 1992 Plan generally have the following federal income tax consequences:

     There are no tax consequences to the optionholder or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionholder normally will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the date of exercise over the option exercise price. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the participant elects to be taxed on receipt of the stock. With respect to employees, the Company is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionholder.

     Upon disposition of the stock, the optionholder will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option (or vesting of the stock). Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionholders who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

     Potential Limitation on Company Deductions. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

     Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the option is granted by a compensation committee comprised solely of “outside directors” and either (i) the plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2001.

Equity Compensation Plan Information

			Number of securities
			remaining available for
	Number of securities to be	Weighted-average	issuance under equity
	issued upon exercise of	exercise price of	compensation plans
	outstanding options, warrants	outstanding options,	(excluding securities
	and rights	warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders:
1992 Stock Option Plan	2,664,116	$12.96	551,475
1998 Employee Stock Purchase Plan	N/A	—	126,006

Equity compensation plans not approved by security holders: None	—	—	—

Total	2,664,116	—	677,481

     All of the equity compensation plans of the Company that were in effect as of December 31, 2001 were adopted with the approval of the Company’s security holders.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

PROPOSAL

     The Board of Directors has selected Ernst & Young LLP as the Company’s independent auditors for the fiscal year ending December 31, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since Lynx’s inception in 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Company’s Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

     The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted towards the tabulation of votes cast on proposals presented to stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

AUDIT FEES

     During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services rendered in connection with the audit of the Company’s annual financial statements and for reviews of the Company’s interim financial statements for such fiscal year were approximately $143,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     During the fiscal year ended December 31, 2001, Ernst & Young LLP did not provide any information technology consulting services.

ALL OTHER FEES

     During the fiscal year ended December 31, 2001, the aggregate fees billed by Ernst & Young LLP for professional services other than audit and information technology consulting fees were approximately $57,000. Non-audit related services generally include fees for accounting consultations, income tax related services and Securities and Exchange Commission registration statements.

     The Audit Committee has determined the rendering of the non-audit services by Ernst & Young LLP is compatible with maintaining such auditors’ independence.

MANAGEMENT AND THE BOARD OF DIRECTORS RECOMMEND A VOTE
IN FAVOR OF PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of August 1, 2002 by: (i) each stockholder who is known by the Company to own beneficially more than 5% of the common stock; (ii) each Named Executive Officer of the Company listed on the Summary Compensation Table; (iii) each director of the Company; and (iv) all current directors and executive officers of the Company as a group.

	Beneficial Ownership(1)

	Number	Percent
Name of Beneficial Owner	of Shares	of Total

Entities affiliated with Citigroup Inc.(2)	4,587,959	15.6%
399 Park Avenue New York, NY 10043

Entities affiliated with Seneca Capital(3)	2,800,000	9.6%
527 Madison Avenue, 11th Floor New York, NY 10022

Perceptive Life Sciences Master Fund Ltd.(4)	2,660,000	9.1%
5437 Connecticut Avenue, N.W. Suite 100 Washington DC, 20015

Entities affiliated with Hambrecht & Quist Capital Management LLC(5)	2,629,000	9.0%
30 Rowes Wharf, Suite 430 Boston, MA 02110

Entities affiliated with Friedman Billings Ramsey Group, Inc.(6)	1,902,000	6.5%
1001 Nineteenth Street North Arlington, VA 22209

Craig C. Taylor(7)	531,439	1.9%
Sydney Brenner, M.B., D.Phil.(8)	347,416	1.2%
William K. Bowes, Jr.(9)	240,807	*
Edward C. Albini(10)	134,552	*
Norman J. W. Russell, Ph.D.(11)	113,333	*
Jen-i Mao, Ph.D.(12)	87,919	*
Kevin P. Corcoran(13)	66,216	*
James C. Kitch(14)	44,341	*
Richard P. Woychik, Ph.D.(15)	36,666	*
Leroy Hood, M.D., Ph.D.(16)	22,784	*
David C. U’Prichard, Ph.D.(17)	10,099	*
Marc D. Kozin	0	*
William Wong, Ph.D.(18)	0	*
All directors and officers as a group (15 persons)(19)	1,702,536	5.8%

*	Less than one percent.

(1)	This table is based on information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Except as otherwise noted, and subject to community property laws where applicable, the Company believes that each person or entity named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by him, her or it. Percentage of beneficial ownership is based on 28,450,257 shares of common stock outstanding as of August 1, 2002, except as otherwise noted in the footnotes. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options currently exercisable or exercisable within 60 days of August 1, 2002, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(2)	Includes 2,500,000 shares of common stock and 1,000,000 shares of common stock issuable upon exercise of a warrant held by Horizon Waves & Co. (“HW”). Also includes 542,500, 537,800 and 7,659 shares of common stock held by Cede & Co. (“Cede”), Salomon Smith Barney, Inc. (“SSB”) and Salomon Brothers Inc. (“SBI”), respectively. HW and Cede are nominees used by Smith Barney Fundamental Value Fund (“SBFVF”) to register the shares. SBFVF is a mutual fund controlled by Citigroup Inc., and SSB and SBI are subsidiaries of Citigroup Inc. Davis Skaggs Investment Management (“DSIM”) has sole power to vote and control the disposition of the shares held by HW, Cede and SSB. DSIM is a division of Smith Barney Asset Management, Inc., which is also a subsidiary of Citigroup Inc. Therefore, Citigroup Inc. may be deemed to be the beneficial owner of the securities held by HW, Cede and SSB. Citigroup Inc. disclaims beneficial ownership of the shares held by SBI because it does not have sole or shared power to vote or control the disposition of such shares.

(3)	Includes 1,400,000 shares of common stock and 560,000 shares of common stock issuable upon exercise of a warrant held by Seneca Capital International, Ltd. (“SCI Ltd.”). Also includes 600,000 shares of common stock and 240,000 shares of common stock issuable upon exercise of a warrant held by Seneca Capital L.P. (“SC L.P.”), a limited partnership. Seneca Capital Investments LLC (“SCI LLC”) serves as the investment advisor for SCI Ltd. Seneca Capital Advisors LLC (“SCA LLC”) serves as the general partner of SC L.P. Douglas Hirsch is the managing member of both SCI LLC and SCA LLC. In this capacity, Mr. Hirsch has sole power to vote and control the disposition of the shares held by SCI Ltd. and SC L.P., and therefore, may be deemed to be the beneficial owner of such shares.

(4)	Includes 760,000 shares of common stock issuable upon exercise of a warrant.

(5)	Includes 1,191,000 shares of common stock and 386,400 shares of common stock issuable upon exercise of a warrant held by H&Q Healthcare Investors (“HQHI”). Also includes 794,000 shares of common stock and 257,600 shares of common stock issuable upon exercise of a warrant held by H&Q Science Investors (“HQSI”). HQHI and HQSI are both wholly owned subsidiaries of Hambrecht & Quist Capital Management LLC (“HQCM”). HQCM has sole power to vote and control the disposition of the shares held by HQHI and HQSI, and therefore, is deemed to be the beneficial owner of such shares.

(6)	Includes 1,000,000 shares of common stock and 250,000 shares of common stock issuable upon exercise of a warrant held by FBR Private Equity Fund, L.P. (“PEF”), and 652,000 shares of common stock issuable upon exercise of a warrant held by and Friedman, Billings, Ramsey & Co., Inc. (“FBR & Co.”). PEF is an equity fund limited partnership. Friedman, Billings, Ramsey Investment Management, Inc., a wholly owned subsidiary of Friedman, Billings, Ramsey Group, Inc. (“FBRG”), serves as the general partner of PEF, and in that capacity directs its investment activities. FBR & Co. is also a wholly owned subsidiary of FBRG. FBRG disclaims beneficial ownership of the securities held by PEF and FBR & Co.

(7)	Includes 116,243 shares of common stock, 10,000 shares of common stock issuable upon exercise of stock options and 41,092 shares of common stock issuable upon exercise of warrants held by Mr. Taylor. Also includes 364,104 shares of common stock held by Asset Management Associates 1989 L.P. Mr. Taylor, the Chairman of the Board of Lynx, is a general partner of AMC Partners 89, which is the general partner of Asset Management Associates 1989 L.P. Mr. Taylor shares the power to vote and control the disposition of shares held by Asset Management Associates 1989 L.P. and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Taylor disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(8)	Includes 117,416 shares of common stock issuable upon exercise of stock options held by Dr. Brenner that are exercisable within 60 days of August 1, 2002.

(9)	Includes 162,401 shares of common stock held by Mr. Bowes, 17,606 shares of common stock held by the William K. Bowes Charitable Remainder Trust, of which Mr. Bowes is Trustee, and 10,000 shares of common stock issuable upon exercise of stock options and 50,800 shares issuable upon the exercise of a warrant held by Mr. Bowes.

(10)	Includes 83,832 shares of common stock issuable upon exercise of stock options held by Mr. Albini that are exercisable within 60 days of June August 1, 2002.

(11)	Consists of 113,333 shares of common stock issuable upon exercise of stock options held by Dr. Russell that are exercisable within 60 days of August 1, 2002. Dr. Russell resigned as President, Chief Executive Officer and a director of Lynx on May 31, 2002.

(12)	Includes 86,000 shares of common stock issuable upon exercise of stock options held by Dr. Mao that are exercisable within 60 days of August 1, 2002.

(13)	Includes 33,711 shares of common stock issuable upon exercise of stock options held by Mr. Corcoran that are exercisable within 60 days of August 1, 2002.

(14)	Includes 17,985 shares of common stock, 20,000 shares of common stock issuable upon the exercise of stock options and 6,356 shares of common stock issuable upon exercise of a warrant held by Mr. Kitch. Mr. Kitch holds these options for the benefit of Cooley Godward LLP. He shares the power to vote and control the disposition of such shares and, therefore, may be deemed to be the beneficial owner of such shares. Mr. Kitch disclaims beneficial ownership of such shares, except to the extent of his pro-rata interest therein.

(15)	Includes 36,666 shares of common stock issuable upon exercise of stock options held by Dr. Woychik that are exercisable within 60 days of August 1, 2002.

(16)	Includes 15,888 shares of common stock issuable upon exercise of stock options held by Dr. Hood that are exercisable within 60 days of August 1,2002.

(17)	Includes 9,999 shares of common stock issuable upon exercise of stock options held by Dr. U’Prichard are exercisable within 60 days of August 1, 2002.

(18)	Dr. Wong terminated his employment with Lynx in November 2001.

(19)	Includes 1,005,852 shares of common stock (including shares of common stock held by entities affiliated with certain directors), 598,436 shares of common stock issuable upon exercise of stock options that are exercisable within 60 days of August 1, 2002 and 98,248 shares of common stock issuable upon exercise warrants held by current directors and officers. See Notes 7 through 18 above.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that Dr. U’Prichard’s Form 3 was filed late.

EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

     Directors are not compensated by the Company, except for travel expenses, for service as directors. Non-employee directors are eligible to participate in the Company’s 1992 Plan. Options granted to non-employee directors under the 1992 Plan are discretionary and intended by the Company not to qualify as incentive stock options under the Code.

     During the last fiscal year, the Company granted options covering 20,000 shares to Dr. U’Prichard, at an exercise price per share of $10.34. The fair market value of such common stock on the date of grant was $10.34 per share (based on the closing sales price reported on the Nasdaq National Market for the date of grant). As of August 1, 2002, no options had been exercised by non-employee directors under the 1992 Plan.

     In June 2001, Dr. Brenner entered into a consulting agreement with the Company. Pursuant to the agreement, Dr. Brenner provides consulting services of at least eight to sixteen hours per month in consideration of his standard consulting fee. In 2001, Dr. Brenner received $33,000 in consulting fees for services performed for the Company.

COMPENSATION OF EXECUTIVE OFFICERS

     The names of the executive officers of the Company and certain information about them as of August 1, 2002 are listed below. Norman J.W. Russell, Ph.D. resigned as President and Chief Executive Officer and a director of the Company on May 31, 2002. Kevin P. Corcoran, the Company’s Vice President, Operations, was promoted to President and Chief Executive Officer on June 3, 2002, and Thomas J. Vasicek, Ph.D. joined Lynx as its Vice President, Business Development on June 17, 2002. In August 2002, Richard P. Woychik, Ph.D., the Company’s Chief Scientific Officer, is expected to resign his position as an officer of the Company. To accommodate his interest in staying connected with the development and application of the Company’s technologies, in July 2002, Dr. Woychik was elected by the Board to serve as a director of the Company.

Name	Age	Company Position

Kevin P. Corcoran	44	President and Chief Executive Officer
Edward C. Albini	45	Chief Financial Officer and Secretary
Richard P. Woychik, Ph.D.	49	Chief Scientific Officer
Jen-i Mao, Ph.D.	49	Vice President, Genetic Analysis
Kathy A. San Roman	48	Vice President, Human Resources and Administration
Thomas J. Vasicek, Ph.D.	44	Vice President, Business Development

     Kevin P. Corcoran has served as a director of Lynx since July 2002. Mr. Corcoran was appointed President and Chief Executive Officer of Lynx in June 2002. He joined Lynx in September 1995 as Staff Software Engineer, and from January 1999 to June 2002, Mr. Corcoran served as Vice President, Operations. Prior to joining Lynx, Mr. Corcoran held various managerial positions with Applied Biosystems, Inc., an instrumentation company, from July 1992 to September 1995. His most recent role at Applied Biosystems, Inc. was Group Leader for Genetic Analysis software. Mr. Corcoran received a B.S. in Computer Science from California State University, Hayward.

     Edward C. Albini has served as Chief Financial Officer of Lynx since April 1997. He was elected Secretary in February 1998. From January 1983 to April 1997, Mr. Albini served in various financial management positions with Genentech, Inc., a biotechnology company. His most recent role at Genentech was as the Director of Financial Planning and Analysis. Mr. Albini received a B.S. in Accounting from Santa Clara University and an M.B.A. from the Walter A. Haas School of Business at the University of California, Berkeley. Mr. Albini is also a certified public accountant.

     Richard P. Woychik, Ph.D., has served as a director of Lynx since July 2002. Dr. Woychik joined Lynx in January 2001 as Chief Scientific Officer. Prior to joining Lynx, from 1998 to 2000, Dr. Woychik was Senior Director and Head of the Alameda Global R&D Molecular Genetics Research Center at Pfizer Inc., a pharmaceutical company. From 1997 to 1998, Dr. Woychik was a Professor in the Departments of Pediatrics, Genetics and Pharmacology and Vice Chairman for Research in Pediatrics at Case Western Reserve University, and from 1987 to 1997, he was a research scientist at the Oak Ridge National Laboratory. Dr. Woychik received a Ph.D. in Molecular Biology from Case Western Reserve University.

     Jen-i Mao, Ph.D., has served as Vice President, Genetic Analysis of Lynx since June 1998. Prior to joining Lynx, from 1981 to 1998, Dr. Mao held various management positions at Genome Therapeutics, Inc., a biotechnology company. Her most recent role at Genome Therapeutics, Inc. was as Vice President of Genetics and Technology Development. From 1991 through 1998, Dr. Mao also served as Principal Investigator of the National Institute of Health-funded Genome Science Technology Center to map and sequence human chromosome 10. Dr. Mao received a B.S. in Agricultural Chemistry from the National Taiwan University and a Ph.D. in Molecular Biophysics and Biochemistry from Yale University.

     Kathy A. San Roman joined Lynx in August 1992 as Director of Administration and was appointed Vice President, Human Resources and Administration in January 1999. Prior to joining Lynx, from June 1982 through July 1989, Ms. San Roman held numerous positions at Applied Biosystems, Inc. Most recently, Ms. San Roman was Associate Director, Investor Relations at Informix Corporation, a software development company, from February 1991 to July 1992.

     Thomas J. Vasicek, Ph.D., joined Lynx in June 2002 as Vice President, Business Development. Prior to joining Lynx, Dr. Vasicek served as Chief Scientific Officer at LabSeek Scientific Collaborative, a biotech company, from May 2000 to October 2001. He also served as the Director, Commercial Technology for the Corning Advanced Life Sciences Products Division of Corning, Inc. a manufacturing company, from January 1999 to May 2000, and was a Sr. Scientist at Millennium Pharmaceuticals, a pharmaceutical company, from June 1996 to January 99. Dr. Vasicek received a B.S. in chemistry from the Massachusetts Institute of Technology and a Ph.D. in Genetics from Harvard University Medical School.

SUMMARY OF COMPENSATION

     The following table sets forth certain compensation paid by the Company during the calendar years ended December 31, 2001, 2000 and 1999, to the Company’s: (i) Chief Executive Officer; (ii) other four highest compensated executive officers whose compensation exceeded $100,000 at December 31, 2001; and (iii) one former executive officer who departed from the Company during fiscal year 2001 (collectively, the “Named Executive Officers”):

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards

						Restricted
				Other		Stock	Securities
		Salary	Bonus	Annual		Awards	Underlying	All Other
Name and Principal Position	Year	($)	($)	Compensation($)		($)	Options(#)	Compensation($)

Norman J. W. Russell, Ph.D.	2001	$290,192	—	$100,000	(2)	—	—	—
Former President and Chief	2000	$262,571	—	—		—	—	—
Executive Officer(1)	1999	$109,527	—	$33,212	(3)	—	200,000	—

Kevin P. Corcoran	2001	$176,654	—	$750	(5)	—	—	—
President and Chief	2000	$150,000	—	$750	(5)	—	20,000	—
Executive Officer(4)	1999	$136,371	—	$750	(5)	—	20,000	—

Edward C. Albini	2001	$205,185	—	$750	(5)	—	—	—
Chief Financial Officer	2000	$196,405	—	$750	(5)	—	70,000	—
	1999	$163,730	—	$750	(5)	—	—	—

Jen-i Mao, Ph.D.	2001	$179,723	—	$50,750	(5)(6)	—	—	—
Vice President, Genetic	2000	$160,000	—	$25,750	(5)(6)	—	—	—
Analysis	1999	$155,077	—	$750	(5)	—	—	—

Richard P. Woychik, Ph.D.	2001	$209,796	—	$60,750	(5)(7)	—	100,000	—
Chief Scientific Officer	2000	—	—	—		—	—	—
	1999	—	—	—		—	—	—

William Wong, Ph.D.	2001	$158,570	—	$40,750	(5)(9)	—	100,000	—
Former Vice President,	2000	—	—	—		—	—	—
Business Development(8)	1999	—	—	—		—	—	—

(1)	Norman J.W. Russell, Ph.D. resigned as President and Chief Executive Officer and a director of Lynx on May 31, 2002.

(2)	Pursuant to Dr. Russell’s employment agreement with the Company, a portion of his $250,000 loan was forgiven in November 2001.

(3)	Dr. Russell joined the Company as President and Chief Executive Officer in October 1999. Prior to this time, Dr. Russell was employed by Lynx Therapeutics GmbH, a wholly-owned subsidiary of the Company, beginning in July 1999. Dr. Russell’s compensation received while employed by Lynx GmbH is reflected under Other Annual Compensation.

(4)	Kevin P. Corcoran was promoted to President and Chief Executive Officer on June 3, 2002.

(5)	Includes contributions of $750 made by Lynx to the Company’s 401(k) Plan on behalf of such employee.

(6)	Pursuant to Dr. Mao’s offer of employment with the Company, a portion of her loan of $100,000 was forgiven in June 2000 and 2001.

(7)	Includes a sign-on bonus received by Dr. Woychik when he joined the Company in January 2001.

(8)	Dr. Wong terminated his employment with the Company in November 2001.

(9)	Includes a sign-on bonus received by Dr. Wong when he joined the Company in January 2001. Dr. Wong repaid a portion of his sign-on bonus when he terminated his employment with the Company in November 2001.

     Except as disclosed above, no compensation characterized as long-term compensation, including restricted stock awards issued at a price below fair market value or long-term incentive plan payouts, was paid by the Company during the year ended December 31, 2001 to any of the Named Executive Officers.

STOCK OPTION GRANTS AND EXERCISES

     The Company grants options to its executive officers under its 1992 Plan. As of August 1, 2002, options to purchase a total of 2,921,880 shares were outstanding under the 1992 Plan, and options to purchase 238,677 shares remained available for grant thereunder. See Proposal 2 for more information regarding the 1992 Plan.

     The following table sets forth certain information regarding options granted to, exercised by and held at year end by the Named Executive Officers for the fiscal year ended December 31, 2001.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grants
Potential Realizable Value
	Number of	% of Total			at Assumed Annual Rates
	Securities	Options			of Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term (2)
	Options	Employees	Price Per	Expiration
Name	Granted (#)	in 2001 (1)	Share ($/sh)	Date	5% ($)	10% ($)

Richard P. Woychik, Ph.D.	100,000	14.70%	9.06	1/08/11	569,779	1,443,931

(1)	Based on options for an aggregate of 680,200 shares granted to employees of, and consultants to, the Company during the year ended December 31, 2001, including the Named Executive Officers.

(2)	The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option, and that the option is exercised and sold on the last day of the term for the appreciated stock price. The assumed annual rates of appreciation are for illustrative purposes only.

     No options were granted to, or exercised by, Norman J. W. Russell, Ph.D., Edward C. Albini, Kevin P. Corcoran or Jen-i Mao, Ph.D. during the year ended December 31, 2001. Dr. Wong was granted a stock option to purchase 100,000 shares of the Company’s common stock during the last fiscal year, which expired prior to December 31, 2001.

     The following table sets forth certain information concerning the number of options exercised by the Named Executive Officers during the year ended December 31, 2001, and the number of shares covered by both exercisable and unexercisable stock options held by the Named Executive Officers. Also reported are values for “in-the-money” options that represent the positive spread between the respective exercise prices of outstanding options and the fair market value of the Company’s common stock as of December 31, 2001 ($4.03 per share).

AGGREGATED OPTION EXERCISES IN THE YEAR ENDED DECEMBER 31, 2001 AND OPTION VALUES

			Number of Unexercised		Value of Unexercised In-the-Money Options at
	Shares		Options at Year-End		Year-End (1)
	Acquired on	Value
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Exercisable

Norman J. W. Russell, Ph.D.	—	$—	96,666	103,334	$0	$0
Kevin P. Corcoran	—	—	23,106	32,039	27,654	10,057
Edward C. Albini	—	—	62,499	57,501	0	0
Richard P. Woychik, Ph.D.	—	—	0	100,000	0	0
Jen-i Mao, Ph.D.	—	—	70,000	30,000	0	0
William Wong, Ph.D. (2)	—	—	0	0	0	0

(1)	Based on the fair market value of the Company’s common stock at December 31, 2001 ($4.03), minus the exercise price of the options, multiplied by the number of shares underlying the options.

(2)	Dr. Wong was granted a stock option to purchase 100,000 shares of the Company’s common stock during the last fiscal year, which expired prior to December 31, 2001.

EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     In June 2002, the Company entered into an employment agreement with Kevin P. Corcoran, the Company’s President and Chief Executive Officer, providing for an annual compensation of $250,000. In the event Mr. Corcoran’s employment is terminated without cause (as defined in the agreement) by the Company, or by any successor or acquiring entity, upon or after certain change of control events, Mr. Corcoran shall be eligible to receive severance compensation: (a) if the termination occurs on or prior to the first year anniversary of the effective date of the agreement, equal to six months of his base salary; and (b) if the termination occurs after the first year anniversary of the effective date of the agreement, equal to three months of his base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Mr. Corcoran shall be entitled from the Company in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Mr. Corcoran, such severance shall be in addition to any equity compensation or benefits for which Mr. Corcoran may be eligible under the 1992 Plan.

     In June 2002, the Company entered into an employment agreement with Thomas J. Vasicek, Ph.D., the Company’s Vice President, Business Development, providing for (i) an initial annual compensation of $200,000; (ii) subject to certain performance-based criteria, a potential annualized base salary increase to $240,000; and (iii) subject to the achievement of certain milestones, a possible cash bonus equal to one percent (1%) of the cash proceeds received by the Company from certain third-party transactions. Also under the terms of the agreement, Dr. Vasicek was granted an option to purchase 120,000 shares of common stock at an exercise price of $1.15 per share, subject to a five-year vesting schedule. In the event Dr. Vasicek’s employment is terminated without cause (as defined in the agreement) by the Company, or by any successor or acquiring entity, upon or after certain change of control events, Dr. Vasicek shall be eligible to receive severance compensation: (a) if the termination occurs on or prior to the first year anniversary of Dr. Vasicek’s hire date, equal to six months of his base salary and (b) if the termination occurs after the first year anniversary of Dr. Vasicek’s hire date, equal to three months of his base salary. The severance shall be the only severance, benefit or cash compensation, other than accrued wages, to which Dr. Vasicek shall be entitled from the Company in the event of a termination without cause. In the event, however, that a successor or acquiring entity is obligated to pay such severance to Dr. Vasicek, such severance shall be in addition to any equity compensation or benefits for which Dr. Vasicek may be eligible under the 1992 Plan.

     In October 1999, the Company entered into an employment agreement with Norman J. W. Russell, Ph.D., the Company’s former President and Chief Executive Officer, providing for an annual compensation of $255,000 per year and an option to purchase 200,000 shares of common stock at an exercise price of $11.31 per share, subject to a five-year vesting schedule. The Company also provided Dr. Russell with a loan in the amount of $250,000 for the sole purpose of the purchase of a house, which loan was secured by the property, and is forgivable over a four-year period.

     In connection with his resignation as President and Chief Executive Officer of Lynx in May 2002, the Company entered into a separation agreement with Dr. Russell. Pursuant to the terms and conditions of the separation agreement, Dr. Russell received a gross severance payment of $246,665, of which $60,000 was paid in cash and $77,355.07 was applied to his loan. Dr. Russell has agreed to pay 1/2 of the then outstanding principal plus all accrued interest on September 30,2002, and the remaining balance of the outstanding principal plus all accrued interest on December 30, 2002. At August 1, 2002, the outstanding principal and accrued interest on the loan was approximately $77,375.

REPORT OF THE COMPENSATION COMMITTEE1

General

     The Company became a public reporting company in December l993, when the Company registered its common stock and Series A preferred stock under the Exchange Act, and the Compensation Committee of the Board was established in March l994. Accordingly, the Compensation Committee has made the primary compensation determinations for the Company’s officers, including the establishment of base salaries, consideration of bonuses and stock option grants. The current members of the Compensation Committee are Mr. Taylor and Dr. U’Prichard. Messrs. Bowes and Kitch served on the Compensation Committee until the appointment of new members in July 2002. The Compensation Committee has provided the following with respect to the compensation of executive officers during the year ended December 31, 2001.

Compensation Philosophy

     The Company and its Compensation Committee believe that the compensation of all employees, including executive officers, must be sufficient to attract and retain highly qualified personnel and that the Company must align compensation with short-term and long-term business strategies and performance goals. The current compensation philosophy is to emphasize stockholder value linked with incentives such as stock options over salary increases. The basic elements of executive officer compensation are as follows:

     Salary. To insure that its compensation practices remain competitive, the Company compares its compensation of executives with that of executives of other companies of similar industry, size and geographic location. Salary increases are generally granted on an annual basis and are based on both individual performance and the standard percentage of salary increases granted to other employees.

     Bonuses. During 2001, the Compensation Committee did not consider bonuses when establishing executive compensation, focusing instead on base salary and long-term incentives as the primary compensation vehicles appropriate to the early stages of the Company’s development. As part of its general compensation philosophy, however, the Company believes that executive performance may be maximized via a system of annual incentive awards, and the Company may consider such awards in the future.

     Long-term Incentives. The Company believes that equity ownership provides significant motivation to executive officers to maximize value for the Company’s stockholders. The Compensation Committee grants stock options to executive officers and other key employees based on a variety of factors, including the financial

[1]	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any filing of the Company under the Securities Act or Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

performance of the Company and assessment of personal performance. Through stock option grants, executives receive significant equity incentives to build long-term stockholder value. The exercise price of options generally is 100% of the fair market value as quoted on the Nasdaq Stock Market on the last market trading day prior to the day of determination. Employees receive value from these grants only if the common stock appreciates in the long term.

Compensation of Former Chief Executive Officer

     Dr. Russell’s compensation was established in accordance with the criteria described above and pursuant to the terms of his employment agreement. Dr. Russell received an annual compensation of $290,000 per year and, pursuant to his employment agreement in 1999, he received an option to purchase 200,000 shares of common stock at an exercise price of $11.31 per share, subject to a five-year vesting schedule. The Compensation Committee set Dr. Russell’s total annual compensation at a level it believed was competitive with that of other Chief Executive Officers at other companies in the biotechnology industry, although at the middle of the range. In addition, Dr. Russell’s stock option grant was at a level and subject to terms that the Compensation Committee believed would properly motivate and retain Dr. Russell as the President and Chief Executive Officer of the Company.

     Dr. Russell resigned as President, Chief Executive Officer and a director of the Company on May 31, 2002.

Certain Tax Considerations

     Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of not more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code. The Board has not yet established a policy for determining which forms of incentive compensation awarded to executive officers shall be designed to qualify as performance based compensation.

     From the members of the Compensation Committee:

William K. Bowes, Jr. James C. Kitch Craig C. Taylor

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     As noted above, the Company’s Compensation Committee was established in March 1994 and is currently composed of two non-employee directors: Mr. Taylor and Dr. U’Prichard. Messrs. Bowes and Kitch served on the Compensation Committee until the appointment of new members in July 2002. Mr. Taylor served as Acting Chief Financial Officer of the Company from July 1994 to April 1997, and Mr. Kitch served as Secretary of the Company from February 1992 to December 1997. The Company’s Compensation Committee did not meet during the year ended December 31, 2001.

PERFORMANCE MEASUREMENT COMPARISON(1)

     The following graph shows the initial stockholder return of an investment of $100 in cash on December 30, 1997 for: (i) the common stock of the Company; (ii) the Nasdaq Stock Market; (iii) the S&P Biotechnology Index; and (iv) the JP Morgan H&Q Biotechnology Index.*

(1)	This section is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In November 1999, the Company entered into a loan agreement with Norman J. W. Russell, Ph.D., the former President, Chief Executive Officer and director of the Company. The loan was in the amount of $250,000, secured by a second mortgage on real property, with interest accruable at the rate of 6.02% per annum, and subject to early repayment under specified circumstances. The principal and interest on the loan were to be forgiven, based on Dr. Russell’s continuous employment over a four-year period, in the following amounts: 50% on the second anniversary date of employment; and 25% on each of the third and fourth anniversary dates of employment. In November 2001, $100,000 was forgiven. In May 2002, in connection with his resignation as President and Chief Executive Officer of Lynx, the Company entered into a separation agreement with Dr. Russell. Pursuant to the terms and conditions of the separation agreement, Dr. Russell received a gross severance payment of $246,665, of which $60,000 was paid in cash and $77,355.07 was applied to his loan. Dr. Russell has agreed to pay 1/2 of the then outstanding principal plus all accrued interest on September 30, 2002, and the remaining balance of the outstanding principal plus all accrued interest on December 30, 2002. At August 1, 2002, the outstanding principal and accrued interest on the loan was approximately $77,375.

     In April 1997, the Company entered into a full-recourse loan agreement with Edward C. Albini, Chief Financial Officer and Secretary of the Company. A note receivable of $250,000 was issued under a stock purchase agreement for the purchase of 50,000 shares of common stock whereby all the shares issued under the agreement are pledged as collateral. As of August 1, 2002, the value of the shares were $37,500. The outstanding principal amount of the loan was due and payable in full in April 2002, subject to an obligation to prepay under specified circumstances. Interest is payable upon the expiration or termination of the note and accrues at the rate of 6.49% per annum. At August 1, 2002, the outstanding principal and accrued interest on the loan was approximately $333,333. The Company is in discussions with Mr. Albini regarding the disposition of the loan.

     In August 1998, Lynx entered into two full-recourse loan agreements with Jen-i Mao, Ph.D., Vice President, Genetic Analysis of the Company. Each loan is in the amount of $100,000, secured by a second mortgage on real property, with interest accruable at the rate of 5.57% per annum, and subject to early repayment under specified circumstances. The principal and interest on one loan are forgiven, based on the officer’s continuous employment over a four-year period, in the following amounts: 50% on the second anniversary date of employment; and 25% on each of the third and fourth anniversary dates of employment. In June 2002, the outstanding principal and accrued interest on the loan had been forgiven. The second loan was paid in full in January 2002.

     For legal services rendered during the calendar year ended December 31, 2001, the Company paid approximately $394,000 to Cooley Godward LLP, the Company’s counsel, of which Mr. James C. Kitch, a director of the Company, is a partner.

     The Company’s Bylaws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by Delaware law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. Pursuant to this provision, the Company has entered into indemnity agreements with each of its directors and executive officers, as well as certain employees.

     See also, “Executive Compensation — Employment, Severance and Change of Control Agreements.”

HOUSEHOLDING OF PROXY MATERIALS

     The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

     This year, a number of brokers with account holders who are Lynx stockholders may be “householding” our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, direct your written request to: Investor Relations, Lynx Therapeutics, Inc., 25861 Industrial Blvd., Hayward, CA 94545 or contact Kathy San Roman, Vice President, Human Resources and Administration, at (510) 670-9300. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

OTHER MATTERS

     The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

/s/ Edward C. Albini

Edward C. Albini Secretary

August 21, 2002

     A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2001, is available without charge upon written request to: Investor Relations, Lynx Therapeutics, Inc., 25861 Industrial Blvd., Hayward, California 94545.

APPENDIX

LYNX THERAPEUTICS, INC.
1992 STOCK OPTION PLAN

Adopted July 1, 1992
Last Amended by the Board on July 18, 2002
Last Approved by Stockholders on _______________
Termination Date: March 11, 2006

1. Purposes.

     (a)  Eligible Option Recipients. The persons eligible to receive Options are the Employees, Directors and Consultants of the Company and its Affiliates.

     (b)  Available Options. The purpose of the Plan is to provide a means by which eligible recipients of Options may be given an opportunity to benefit from increases in value of the Common Stock through the granting of the following Options: (i) Incentive Stock Options, and (ii) Nonstatutory Stock Options.

     (c)  General Purpose. The Company, by means of the Plan, seeks to retain the services of the group of persons eligible to receive Options, to secure and retain the services of new members of this group and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

2. Definitions.

     (a)  “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

     (b)  “ Board” means the Board of Directors of the Company.

     (c)  “Code” means the Internal Revenue Code of 1986, as amended.

     (d)  “Committee” means a Committee appointed by the Board in accordance with subsection 3(c).

     (e)  “Common Stock” means the common stock of the Company.

     (f)  “Company” means Lynx Therapeutics, Inc., a Delaware corporation.

     (g)  “Consultant” means any person, including an advisor, (1) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (2) who is a member of the Board of Directors of an Affiliate. However, the term “Consultant” shall not include either Directors of the Company who are not compensated by the Company for their services as Directors or Directors of the Company who are merely paid a director’s fee by the Company for their services as Directors.

     (h)  “Continuous Service” means that the Optionholder’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Optionholder’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director of the Company will not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave.

     (i)  “Covered Employee”means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

     (j)  “Director” means a member of the Board of Directors of the Company.

     (k)  “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

     (l)  “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

     (m)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

     (n)  “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

          (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (o)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

     (p)  “Non-Employee Director” means a Director of the Company who either (i) is not a current Employee or Officer of the Company or its parent or a subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or a subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

     (q)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

     (r)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (s)  “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

     (t)  “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

     (u)  “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

     (v)  “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an “affiliated corporation” at any time and is not currently receiving direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

     (w)  “Plan” means this Lynx Therapeutics, Inc. 1992 Stock Option Plan.

     (x)  “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

     (y)  “Securities Act” means the Securities Act of 1933, as amended.

     (z)  “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3. Administration.

     (a)  Administration by Board. The Board will administer the Plan unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

     (b)  Powers of Board. The board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine from time to time which of the persons eligible under the Plan shall be granted Options; when and how each Option shall be granted; what type or combination of types of Option shall be granted; the provisions of each Option granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to an Option; and the number of shares with respect to which an Option shall be granted to each such person.

          (ii) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iii) To amend the Plan or an Option as provided in Section 11.

          (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

     (c)  Delegation to Committee.

          (i) General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan.

          (ii) Committee Composition when Common Stock is Publicly Traded. At such time as the Common Stock is publicly traded, in the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors, the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.

4. Shares Subject to the Plan.

     (a)  Share Reserve. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Options shall not exceed in the aggregate six million one hundred thousand (6,100,000) shares of Common Stock less any shares of Common Stock remaining outstanding which were originally issued to Employees, Officers or Directors of, or Consultants to, the Company pursuant to stock purchase agreements or similar compensatory arrangements approved by the Board.

     (b)  Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any Common Stock acquired pursuant to the exercise of an Option shall for any reason be repurchased by the Company under an unvested share repurchase option provided under the Plan, the stock repurchased by the Company under such repurchase option shall not revert to and again become available for issuance under the Plan.

     (c)  Source of Shares. The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

5. Eligibility.

     (a)  Eligibility for Specific Options. Incentive Stock Options may be granted only to Employees. Nonstatutory Stock Options may be granted to Employees, Directors and Consultants.

     (b)  Ten Percent Stockholders. No Ten Percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c)  Section 162(m) Limitation. Subject to the provisions of Section 10 relating to adjustments upon changes in stock, no employee shall be eligible to be granted Options covering more than One Million (1,000,000) shares of the Common Stock during any calendar year.

     (d)  Consultants.

          (i) A Consultant shall not be eligible for the grant of an Option if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company, or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (i) that such grant (A) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (B) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (ii) that such grant complies with the securities laws of all other relevant jurisdictions.

          (ii) Form S-8 generally is available to consultants and advisors only if (i) they are natural persons; (ii) they provide bona fide services to the issuer, its parents, its majority-owned subsidiaries or majority-owned subsidiaries of the issuer’s parent; and (iii) the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the issuer’s securities.

6. Option Provisions.

     Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

     (a)  Term. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

     (b)  Exercise Price of an Incentive Stock Option. Subject to the provisions of subsection 5(b) regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (c)  Exercise Price of a Nonstatutory Stock Option. The exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

     (d)  Consideration. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) by delivery to the Company of other Common Stock, according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock) with the Optionholder or in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment.

     In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement or at such higher rate of interest necessary in order to avoid variable award treatment for financial accounting purposes.

     (e)  Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(e), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (f)  Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option shall be transferable to the extent provided in the Option Agreement. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing provisions of this subsection 6(f), the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

     (g)  Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments which may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this subsection 6(g) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

     (h)  Termination of Continuous Service. In the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate.

     (i)  Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in subsection 6(a) or (ii) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

     (j)  Disability of Optionholder. In the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

     (k)  Death of Optionholder. In the event (i) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (ii) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise the Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to subsection 6(e) or 6(f), but only within the period ending on the earlier of (1) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (2) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

     (l)  Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to an unvested share repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7. Covenants of the Company.

     (a)  Availability of Shares. During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Options.

     (b)  Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Options unless and until such authority is obtained.

8. Use of Proceeds from Stock.

     Proceeds from the sale of stock pursuant to Options shall constitute general funds of the Company.

9. Miscellaneous.

     (a)  Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Option may first be exercised or the time during which an Option or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Option stating the time at which it may first be exercised or the time during which it will vest.

     (b)  Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

     (c)  No Employment or other Service Rights. Nothing in the Plan or any instrument executed or Option granted pursuant thereto shall confer upon any Optionholder or other holder of Options any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Option was granted or shall affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

     (d)  Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

     (e)  Investment Assurances. The Company may require an Optionholder, as a condition of exercising or acquiring stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the stock subject to the Option for the Optionholder’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (iii) the issuance of the shares upon the exercise or acquisition of stock under the Option has been registered under a then currently effective registration statement under the Securities Act or (iv) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

     (f)  Withholding Obligations. To the extent provided by the terms of an Option Agreement, the Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under an Option by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of stock under the Option; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

10. Adjustments upon Changes in Stock.

     (a)  Capitalization Adjustments. If any change is made in the stock subject to the Plan, or subject to any Option, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan pursuant to subsection 4(a) and the maximum number of securities subject to award to any person pursuant to subsection 5(c), and the outstanding Options will be appropriately adjusted in the class(es) and number of securities and price per share of stock subject to such outstanding Options. Such adjustments shall be made by the Board, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.)

     (b)  Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then such Options shall be terminated if not exercised (if applicable) prior to such event.

     (c)  Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (1) a sale of substantially all of the assets of the Company, (2) a merger or consolidation in which the Company is not the surviving corporation or (3) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume any Options outstanding under the Plan or shall substitute similar Options (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection) for those outstanding under the Plan. In the event any surviving corporation or acquiring corporation refuses to assume such Options or to substitute similar Options for those outstanding under the Plan, then with respect to Options held by Optionholders whose Continuous Service has not terminated, the vesting shall be accelerated in full, and the Options shall terminate if not exercised at or prior to such event. With respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised prior to such event.

11. Amendment of the Plan and Options.

     (a)  Amendment of Plan. The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 10 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

     (b)  Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

     (c)  Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

     (d)  No Impairment of Rights. Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

     (e)  Amendment of Options. The Board at any time, and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder and (ii) the Optionholder consents in writing.

12. Termination or Suspension of the Plan.

     (a)  Plan Term. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on March 11, 2006. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b)  No Impairment of Rights. Rights and obligations under any Option granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the written consent of the Optionholder.

13. Effective Date of Plan.

     The Plan shall become effective as determined by the Board, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

[1156 — LYNX THERAPEUTICS, INC.] [FILE NAME: ZLNX22.ELX] [VERSION — (5)][08/08/02] [orig. 03/26/02]

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ZLNX22

PROXY

LYNX THERAPEUTICS, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 25, 2002

The undersigned hereby appoints Kevin P. Corcoran and Edward C. Albini, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Lynx Therapeutics, Inc. (the “Company”) which the undersigned may be entitled to vote at the 2002 Annual Meeting of Stockholders of Lynx Therapeutics, Inc. to be held at the Company’s offices located at 25861 Industrial Blvd., Hayward, California 94545 on Wednesday, September 25, 2002 at 2:00 p.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED AND DATED ON REVERSE	SEE REVERSE SIDE

LYNX THERAPEUTICS, INC.
C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

[1156 — LYNX THERAPEUTICS, INC.] [FILE NAME: ZLNX21.ELX] [VERSION — (6)] [08/09/02] [orig. 03/26/02]
DETACH HERE

ZLNX21

[X]	Please mark votes as in this example

MANAGEMENT RECOMMENDS A VOTE FOR ALL THE NOMINEES NAMED IN PROPOSAL 1 AND A VOTE FOR PROPOSALS 2 AND 3.

1. To elect directors to serve for the ensuing year and until their successors are elected:

Nominees:	(01) Craig C. Taylor; (02) Kevin P. Corcoran;
(03) Richard P. Woychik, Ph.D; (04) Marc D. Kozin;
(05) Sydney Brenner, M.B., D. Phil.; (06) Leroy Hood, M.D., Ph.D;
(07) James C. Kitch and (08) David C. U’Prichard, Ph.D.

FOR ALL NOMINEES	[ ]	[ ]	WITHHELD FROM ALL NOMINEES

[ ]	__________________________________________	[ ]	MARK HERE IF YOU PLAN TO ATTEND THIS METING
For all nominees except as noted above

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
2.	To approve the Company’s 1992 Stock Option Plan, as amended, to increase the aggregate number of shares of common stock authorized for issuance under such plan by 600,000 shares.

		FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

3.	To ratify the selection of Ernst & Young LLP as independent auditors of the Company for its fiscal year ending December 31, 2002.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT			[ ]

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Please vote, date and promptly return this proxy in the enclosed return envelope that is postage prepaid if mailed in the United States.

Signature:	Date:	Signature:	Date: